Exhibit 10.1

FIRST AMENDMENT TO THE

AGREEMENT

CONCERNING THE EXCHANGE OF SECURITIES

BY AND AMONG

TECHS LOANSTAR, INC.

AND

QUTURE, INC.

AND

THE SECURITY HOLDERS OF QUTURE, INC.

i

4.6	Current Report	7
4.7	Actions Prior to Closing by both Parties	7
ARTICLE V – Conditions Precedent to TCLN ’s Performance		8
5.1	Conditions	8
5.2	Accuracy of Representations	8
5.3	Performance	8
5.4	Absence of Litigation	8
5.5	No Matrial Adverse Change.	8
5.6	Officer’s Certificate	8
5.7	Other Items.	8
ARTICLE VI – Conditions Precedent to QUTURE’s Performance		8
6.1	Conditions	8
6.2	Accuracy of Representations	9
6.3	Performance	9
6.4	Absence of Litigation	9
6.5	No Material Adverse Change.	9
6.6	Officer’s Certificate	9
6.7	Payment of Liabilities	9
6.8	Directors and Officers of TCLN	9
6.9	Officers of Quture	9
6.10	Other Items.	10
ARTICLE VII – Covenants Subsequent to the Closing Date		10
7.1	Registration and Listing	10
ARTICLE VIII – Miscellaneous		10
8.1	Captions and Headings	10
8.2	No Oral Change	10
8.3	Non-Waiver	10
8.4	Time of Essence	10
8.5	Entire Agreement	10
8.6	Governing Law	10
8.7	Counterparts	10
8.8	Notices	10
8.9	Binding Effect	11
8.10	Attorney's Fees	11
8.11	Amendment or Waiver	11
8.12	Confidentiality	11
8. 13	Expenses	11
8.14	Mutual Cooperation	11
8.15	Announcements	11
8.16	Expenses	11
8.17	Survival of Representations and Warranties	11
8.18	Exhibits	11
8.19	Termination, Amendment and Waiver	11

EXHIBITS

Allocation of Securities

Exhibit 1.1

Consent of QUTURE

Exhibit 2.5

Material Contracts of QUTURE

Exhibit 2.16

Financial Statements of TCLN

Exhibit 3.5

SCHEDULE

QUTURE Intellectual Property

Schedule 2.9

TCLN Additional Shares of Capital Stock Exception

Schedule 3.2

TCLN

Schedule 3.3

TCLN Taxes, Assessments, and Penalties Exception .

Schedule 3.8

TCLN Intellectual Property Exception

Schedule 3.10

ii

THIS FIRST AMENDMENT TO THE AREEMENT (“Agreement”) is made this 9th day of August, 2011, by and among Techs Loanstar, Inc., a Nevada corporation (“TCLN ”),  Quture, Inc., a Nevada corporation (“QUTURE”), and the security holders of QUTURE (the “QUTURE Security Holders”) who are listed on Exhibit 1.1 hereto.

WHEREAS, TCLN is a publicly-owned Nevada corporation with 900,000,000 shares of authorized common stock, par value $0.001 per share (the “TCLN Common Stock”) and, as of July 22, 2011, with 342,095,843 issued and outstanding shares and is quoted on the Over the Counter Quotation Board (the “OTCQB”) and on the Pinksheets under the symbol “TCLN”;

WHEREAS, QUTURE is a private Nevada corporation, the shares of which (the “QUTURE Shares”), are owned as of the date hereof by all the QUTURE Security Holders on the signature page hereto;

WHEREAS, TCLN desires to acquire all of the QUTURE Shares from the QUTURE Security Holders in exchange for an aggregate of 1,938,543,110 newly issued shares of TCLN Common Stock (the “Exchange Shares”);

WHEREAS, immediately upon consummation of the Closing (as hereinafter defined), the Exchange Shares will be issued to the QUTURE Security Holders on a pro rata basis, in proportion to the ratio that the number QUTURE Shares held by such QUTURE Security Holders bears to the pro rata portion of QUTURE Shares held by all the QUTURE Security Holders as of the date of the Closing as set forth Exhibit 1.1 hereto;

WHEREAS, contemporaneously with the Closing, TCLN shall have obtained shareholder approval to amend its Articles of Incorporation to (a) change its name to “Quture International, Inc.” (the “Name Change”) and (b) increase its authorized capital stock to 2,510,000,000 shares consisting of (a) 2,500,000,000 shares of common stock and (b) 10,000,000 shares of preferred stock (the “Authorized Increase”) and (c) create an authorized class and grant to the Corporation's Board of Directors the authority, without further action by the stockholders of the Corporation to provide for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof (the “Blank Check Preferred Stock” and together with the Name Change and Authorized Increase, the “Amendment”);

WHEREAS, following the Closing, QUTURE will become a wholly-owned subsidiary of TCLN, and the Exchange Shares will represent approximately eight five percent (85%) of the total outstanding shares of TCLN Common Stock on a fully-diluted basis following the Split (as that term is defined herein); and

WHEREAS, the Parties intend that the transaction contemplated herein (the “Transaction”) qualify as a reorganization and tax-free exchange under Section 368(a) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties hereto agree as follows:

ARTICLE I

Exchange of Securities

1.1

Issuance of Securities

(a)

At Closing (as hereinafter defined), subject to the terms and conditions of this Agreement, all of the QUTURE Shares issued and outstanding immediately prior to the Closing Date shall be exchanged for Four Hundred Million (400,000,000) shares of TCLN Common Stock.  At Closing, the Exchange Shares will be issued directly to the QUTURE Security Holders pursuant to the schedule set forth in Exhibit 1.1.  From and after the Closing Date, the QUTURE Security Holders shall no longer own any QUTURE Shares and the former QUTURE Shares shall represent the pro rata portion of the Exchange Shares issuable in exchange therefor pursuant to this Agreement.  Any fractional shares that would result from such exchange will be rounded up to the next highest whole number.

(b)

As soon as practicable following the Closing and the Amendment, QUTURE shall have the right to receive an additional 1,538,543,110 shares of TCLN Common Stock.

1.2

No Dilution.  Except as set forth herein, TCLN shall neither effect, nor fix any record date with respect to, any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the TCLN Common Stock between the date of this Agreement and the Closing Date.

1.3

Closing. The closing (“Closing”) of the transactions contemplated by this Agreement shall occur immediately following the execution of this Agreement providing the closing conditions set forth in this Agreement have been satisfied or waived (the “Closing Date”).

1.4

Exemption from Registration. The parties hereto intend that all of the Exchange Shares to be issued to the QUTURE Security Holders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), pursuant to Section 4(2) and/or Regulation D of the Act and rules and regulations promulgated thereunder.  In furtherance thereof, each of the QUTURE Security Holders will execute and deliver to TCLN on the Closing Date their consent to this Agreement set forth in Exhibit 1.2 hereto.

1.5

TCLN Common Stock Outstanding. TCLN has 342,095,843 shares currently outstanding.  Following the closing of the Agreement and the Split, the Quture Security Holders will hold 85% of the total of the TCLN shares outstanding.

1.6

Closing Events.  At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, opinions, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing as provided in Sections 5.6, 5.7, 6.6, 6.8, and 6.9,  together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.  If agreed to by the parties, the Closing may take place through the exchange of documents (other than the exchange of stock certificates) by fax, email and/or express courier.  At the Closing, the Exchange Shares shall be issued in the names and denominations provided by QUTURE.

ARTICLE II

Representations and Warranties of QUTURE

QUTURE hereby represents and warrants to TCLN that:

2.1

Organization. QUTURE is a corporation duly organized, validly existing and in good standing under the laws of Nevada, is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

2.2

Capital. The authorized capital stock of QUTURE consists of 75,000,000 shares of common stock, par value $0.001 per share.  There are no authorized shares of preferred stock.  All of the outstanding common stock of QUTURE is duly and validly issued, fully paid and non-assessable and were not issued in violation of the pre-emptive or other rights of any person.  There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities (except as provided in Section 1.3, above) or other agreements or commitments obligating QUTURE to issue any additional shares of its capital stock of any class, other than those itemized on Schedule 2.2.

2.3

Subsidiaries. QUTURE does not have any subsidiaries or own any interest in any other enterprise.

2.4

Financial Statements. Exhibit 2.4 hereto consists of the unaudited financial statements of QUTURE for the period ended June 30, 2011, and the audited financial statements of QUTURE for the years ended December 31, 2010 and 2009 (together, the “QUTURE Financial Statements”). The QUTURE Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by QUTURE throughout the periods indicated, and fairly present the financial position of QUTURE as of the dates of the balance sheets included in the QUTURE Financial Statements and the results of operations for the periods indicated.  The audit should be conducted by a member firm of and in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America. There are no material omissions or non-disclosures in the QUTURE Financial Statements.  Except as set forth herein or in the QUTURE Schedules:

(a)

Except for the items on Exhibit 2.4, QUTURE has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in Exhibit 2.4 are adequate for the periods indicated.  There are no present disputes as to taxes of any nature payable by QUTURE.

(b)

QUTURE has no liabilities with respect to the payment of federal, county, local, or other taxes (including any deficiencies, interest, or penalties), except for taxes accrued but not yet due and payable, for which QUTURE may be liable in its own right or as a transferee of the assets of, or as a successor to, any other corporation or entity.

(c)

No deficiency for any taxes has been proposed, asserted or assessed against QUTURE.  There has been no tax audit, nor has there been any notice to QUTURE by any taxing authority regarding any such tax audit, or, to the knowledge of QUTURE, is any such tax audit threatened with regard to any taxes or QUTURE tax returns.  QUTURE does not expect the assessment of any additional taxes of QUTURE for any period prior to the date hereof and has no knowledge of any unresolved questions concerning the liability for taxes of QUTURE.

(d)

The books and records, financial and otherwise, of QUTURE are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

2.5

Absence of Changes.

(a)

Since June 30, 2011, there has not been any material change in the financial condition or operations of QUTURE, except as contemplated by this Agreement and the notes issued or to be issued per Section 1.3 herein.  As used throughout this Agreement, “material” means:  Any change or effect (or development that, insofar as can be reasonably foreseen, is likely to result in any change or effect) that causes substantial increase or diminution in the business, properties, assets, condition (financial or otherwise) or results of operations of a party.  Taken as a whole, material change shall not include changes in national or international economic conditions or industry conditions generally; changes or possible changes in statutes and regulations applicable to a party; or the loss of employees, customers or suppliers by a party as a direct or indirect consequence of any announcement relating to this Transaction.

(b)

QUTURE has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) not otherwise in the ordinary course of business, ; (ii) paid any material obligation or liability not otherwise in the ordinary course of business (absolute or contingent) other than current liabilities reflected in or shown on the most recent QUTURE consolidated balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights not otherwise in the ordinary course of business; (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party not otherwise in the ordinary course of business if such amendment or termination is material, considering the business of QUTURE; or (v) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock).

2.6

Absence of Undisclosed Liabilities. As of June 30, 2011, QUTURE did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the QUTURE Financial Statements.

2.7

Title and Related Matters.  QUTURE has good and marketable title to all of its properties, interest in properties, and assets, real and personal, which are reflected in the QUTURE balance sheet or acquired after that date (except properties, interest in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all liens, pledges, charges, or encumbrances except: statutory liens or claims not yet delinquent; and as described in the QUTURE Schedules.

2.8

Contracts.  QUTURE has provided, or will provide TCLN, copies of all material contracts, agreements, franchises, license agreements, or other commitments to which QUTURE is a party or by which it or any of its assets, products, technology, or properties are bound.

2.9

Intellectual Property Rights. QUTURE owns or has the right to use all trademarks, service marks, trade names, copyrights and patents material to its business as listed on Schedule 2.10.

2.10

Compliance with Laws. To the best of QUTURE’s knowledge, QUTURE has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations, including federal and state securities laws, except where such non-compliance would not have a material adverse impact upon its business or properties.

2.11

Litigation. QUTURE is not a defendant in any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of QUTURE, threatened against or affecting QUTURE or its business, assets or financial condition, except as disclosed in Exhibit 2.12.  QUTURE is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  QUTURE is not engaged in any material litigation to recover monies due to it.

2.12

Authority. The Board of Directors of QUTURE has authorized the execution of this Agreement and the consummation of the transactions contemplated herein, and QUTURE has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of QUTURE and is enforceable in accordance with its terms and conditions.  By execution of Exhibit 1.2, all of the QUTURE Security Holders have agreed to and have approved the terms of this Agreement.

2.13

Ability to Carry Out Obligations. To the best of QUTURE’s knowledge, the execution and delivery of this Agreement by QUTURE and the performance by QUTURE of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which QUTURE is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of QUTURE, or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of QUTURE.

2.14

Full Disclosure. None of the representations and warranties made by QUTURE herein or in any exhibit, certificate or memorandum furnished or to be furnished by QUTURE, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

2.15

Assets. QUTURE’s assets are fully included in Exhibit 2.5 and are not subject to any claims or encumbrances except as indicated in Exhibit 2.5.

2.16

Material Contracts.  All of QUTURE’s material contracts, are attached as Exhibit 2.16.

2.17

Indemnification. QUTURE agrees to indemnify, defend and hold TCLN and TCLN ’s officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against TCLN which arise out of, or result from (i) any breach by QUTURE in performing any of its covenants or agreements under this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by QUTURE under this Agreement, (ii) a failure of any representation or warranty in this Article II or (iii) any untrue statement made by QUTURE in this Agreement.

2.18

Criminal or Civil Acts. No executive officer, director or principal stockholder of QUTURE has been convicted of a felony crime, filed for personal bankruptcy, been the subject of a Commission or NASD (FINRA) judgment or decree, or is currently the subject to any investigation in connection with a felony crime or Commission or NASD proceeding.

2.19

Restricted Securities.  QUTURE and the QUTURE Security Holders, by execution of this Agreement and of Exhibit 1.2, acknowledge that all of the TCLN Shares issued by TCLN are restricted securities and none of such securities may be sold or publicly traded except in accordance with applicable State and Federal securities Laws.

2.20

Governmental Authorizations.  QUTURE has all licenses, franchises, permits, and other government authorizations, that are legally required to enable it to conduct its business operations in all material respects as conducted on the date hereof. Except for compliance with federal and state securities or corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by QUTURE of this Agreement and the consummation by QUTURE of the transactions contemplated hereby.

2.21

Continuity of Business Enterprises.  QUTURE has no commitment or present intention to liquidate QUTURE or sell or otherwise dispose of a material portion of its business or assets following the consummation of the transactions contemplated hereby.

2.22

Ownership of QUTURE Shares.  The QUTURE Security Holders are the legal and beneficial owners of 100% of the QUTURE Shares as set forth on Schedule I, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and the QUTURE Security Holders have full right, power, and authority to transfer, assign, convey, and deliver their respective QUTURE  Shares; and delivery of such common stock at the Closing will convey to TCLN good and marketable title to such shares free and clear of any claims, charges, equities, liens, security interests, and encumbrances except for any such claims, charges, equities, liens, security interests, and encumbrances arising out of such shares being held by TCLN.

2.23

Brokers. QUTURE has not entered into any contract with any person, firm or other entity that would obligate QUTURE or TCLN to pay any commission, brokerage or finders’ fee in connection with the transactions contemplated herein.

2.24

Subsidiaries and Predecessor Corporations. QUTURE does not have any subsidiaries and does not own, beneficially or of record, any shares or other equity interests of any other corporation or entity.

ARTICLE III

Representations and Warranties of TCLN

TCLN represents and warrants to QUTURE that:

3.1

Organization. TCLN is a corporation duly organized, validly existing and in good standing under the laws of Nevada, has all necessary corporate powers to carry on its business, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification.

3.2

Capital. The authorized capital stock of TCLN currently consists of 900,000,000 shares common stock, $.001 par value per share, of which 342,095,843 shares are currently outstanding. TCLN has no shares of preferred stock authorized. All of TCLN’s outstanding securities are duly and validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities or other agreements or commitments obligating TCLN to issue any additional shares of its capital stock of any class except as included and described in Schedule 3.2.

3.3

Subsidiaries.

(a)

Section 3.3 of the Schedule sets forth: (i) the name of each corporation, partnership, joint venture or other entity in which QUTURE has, directly or indirectly, an equity interest representing 50% or more of the equity securities thereof or other equity interests therein (individually, a “Subsidiary” and, collectively, the “Subsidiaries”); (ii) the number and type of outstanding equity securities of each Subsidiary and a list of the holders thereof; (iii) the jurisdiction of organization of each Subsidiary; (iv) the names of the officers and directors of each Subsidiary; and (v) the jurisdictions in which each Subsidiary is qualified or holds licenses to do business as a foreign corporation or other entity.

(b)

Each Subsidiary is an entity duly organized, validly existing and in corporate and tax good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires qualification to do business, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect. Each Subsidiary has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. TCLN has delivered or made available to QUTURE complete and accurate copies of the charter, bylaws or other organizational documents of each Subsidiary. No Subsidiary is in default under or in violation of any provision of its charter, bylaws or other organizational documents. All of the issued and outstanding equity securities of each Subsidiary are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All equity securities of each Subsidiary that are held of record or owned beneficially by either TCLN or any Subsidiary are held or owned free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), claims, Security Interests, options, warrants, rights, contracts, calls, commitments, equities and demands. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which TCLN or any Subsidiary is a party or which are binding on any of them providing for the issuance, disposition or acquisition of any equity securities of any Subsidiary. There are no outstanding stock appreciation, phantom stock or similar rights with respect to any Subsidiary. To the knowledge of TCLN, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of any equity securities of any Subsidiary.

(c)

Except as set forth in Section 3.3(c) of the Schedule, TCLN does not control directly or indirectly or have any direct or indirect equity participation or similar interest in any corporation, partnership, limited liability company, joint venture, trust or other business association which is not any Subsidiary.

3.4

Directors and Officers. Henry Fong is the Chief Executive Officer and a Director, and Barry Hollander is the Chief Financial Officer and a Director.   The Parties agree that upon closing, G. Landon Feazell shall become Chief Executive Officer and Chairman of the Board of Directors and Henry Fong shall resign his positions.

3.5

Financial Statements. Exhibit 3.5 hereto consists of the audited financial statements of TCLN for the years ended April 30, 2011 and 2010 (the “TCLN Financial Statements”).  The TCLN Financial Statements have been prepared in accordance with generally accepted accounting principles and practices consistently followed by TCLN throughout the periods indicated, and fairly present the financial position of TCLN as of the dates of the balance sheets included in the TCLN Financial Statements and the results of operations for the periods indicated.  There are no material omissions or non-disclosures in the TCLN Financial Statements.

3.6

Absence of Changes. Since April 30, 2011, there has not been any material change in the financial condition or operations of TCLN or any Subsidiary, except as contemplated by this Agreement.

3.7

Absence of Undisclosed Liabilities. As of April 30, 2011, TCLN did not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in the TCLN Financial Statements.

3.8

Tax Returns. Within the times and in the manner prescribed by law, TCLN has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable, except as described in Schedule 3.8.

3.9

Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, QUTURE, its legal counsel and accountants shall have the opportunity to meet with TCLN’s accountants and attorneys to discuss the financial condition of TCLN.  TCLN shall make available to QUTURE all books and records of TCLN.

3.10

Intellectual Property Rights. TCLN does not have any patents, trademarks, service marks, trade names, copyrights or other intellectual property rights, other than listed on Schedule 3.10.

3.11

Compliance with Laws. TCLN has complied with, and is not in violation of, applicable federal, state or local statutes, laws or regulations including federal and state securities laws.

3.12

Litigation. TCLN is not a defendant in any suit, action, arbitration, or legal, administrative or other proceeding, or governmental investigation which is pending or, to the best knowledge of TCLN, threatened against or affecting TCLN or its business, assets or financial condition.  TCLN is not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it.  TCLN is not engaged in any material litigation to recover monies due to it.

3.13

Authority. A Director of TCLN has authorized the execution of this Agreement and the transactions contemplated herein, and TCLN has full power and authority to execute, deliver and perform this Agreement, and this Agreement is the legal, valid and binding obligation of TCLN, and is enforceable in accordance with its terms and conditions.

3.14

Ability to Carry Out Obligations. The execution and delivery of this Agreement by TCLN and the performance by TCLN of its obligations hereunder will not cause, constitute or conflict with or result in (a) conflict with or violate any provision of the articles of incorporation or bylaws of TCLN, as amended to date, bylaws or other organizational document of any Subsidiary (as defined below), (b) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw or other agreement or instrument to which TCLN or any Subsidiary is a party, or by which it may be bound, nor will any consents or authorization of any party other than those hereto be required, (c) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of TCLN or any Subsidiary, or (d) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of TCLN or any Subsidiary.

3.15

Full Disclosure. None of the representations and warranties made by TCLN herein, or in any exhibit, certificate or memorandum furnished or to be furnished by TCLN or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

3.16

Assets.  TCLN has no assets or liabilities, other than those on the Financial Statements

3.17

Material Contracts.  TCLN has no material contracts.

3.18

Indemnification. TCLN agrees to indemnify, defend and hold QUTURE harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees asserted by third parties against QUTURE, which arise out of, or result from (i) any breach by TCLN in performing any of its covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by TCLN under this Agreement,  (ii) a failure of any representation or warranty in this Article III, or (iii) any untrue statement made by TCLN in this Agreement.

3.19

Quotation Board Trading Status. TCLN shall be in compliance with all requirements for, and its common stock shall continue to be quoted on, the Electronic Quotation Board on the Closing Date, such that the common stock of TCLN may continue to be so quoted without interruption following the Closing Date.

ARTICLE IV

Covenants Prior to the Closing Date

4.1

Investigative Rights. Prior to the Closing Date, each party shall provide to the other party, and such other party’s counsel, accountants, auditors and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party’s properties, books, contracts, commitments and records for the purpose of examining the same.  Each party shall furnish the other party with all information concerning each party’s affairs as the other party may reasonably request.  If during the investigative period one party learns that a representation of the other party was not accurate, no such claim may be asserted by the party so learning that a representation of the other party was not accurate.

4.2

Delivery of Books and Records.  At the Closing, TCLN shall deliver to QUTURE, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of TCLN now in the possession or control of TCLN or its representatives and agents.

4.3

Conduct of Business. Prior to the Closing Date, each party shall conduct its business in the normal course and shall not sell, pledge or assign any assets without the prior written approval of the other party, except in the normal course of business.  Neither party shall amend its Articles of Incorporation or Bylaws (except as may be described in this Agreement), declare dividends, redeem or sell stock or other securities.  Neither party shall enter into negotiations with any third party or complete any transaction with a third party involving the sale of any of its assets or the exchange of any of its common stock.

4.4

Confidential Information.  Each party will treat all non-public, confidential and trade secret information received from the other party as confidential, and such party shall not disclose or use such information in a manner contrary to the purposes of this Agreement.  Moreover, all such information shall be returned to the other party in the event this Agreement is terminated.

4.5

Notice of Non-Compliance.  Each party shall give prompt notice to the other party of any representation or warranty made by it in this Agreement becoming untrue or inaccurate in any respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

4.6

Current Report.  As soon as reasonably practicable after the execution of this Agreement, the parties shall prepare a current report on Form 8-K relating to this Agreement and the transactions contemplated hereby (the “Current Report”). Each of TCLN and QUTURE shall use its reasonable efforts to cause the Current Report to be filed with the SEC within four business days of the execution of this Agreement and to otherwise comply with all requirements of applicable federal and state securities laws. Further, the Parties shall prepare and file with the SEC an amendment to the Current Report within four business days after the Closing Date

4.7

Actions Prior to Closing by both Parties.

(a)

From and after the date of this Agreement until the Closing Date and except as set forth in the TCLN or QUTURE Schedules or as permitted or contemplated by this Agreement, TCLN and QUTURE will each: (i) carry on its business in substantially the same manner as it has heretofore; (ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty; (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it; (iv) perform in all material respects all of its obligation under material contracts, leases, and instruments relating to or affecting its assets, properties, and business; (v) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and (vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)

Except as set forth herein, from and after the date of this Agreement until the Closing Date, neither TCLN nor QUTURE will: (i) make any change in their organizational documents, charter documents or bylaws; (ii) take any action described in Section 2.6 in the case of QUTURE, or in Section 3.6, in the case of TCLN (all except as permitted therein or as disclosed in the applicable party’s schedules); (iii) enter into or amend any contract, agreement, or other instrument of any of the types described in such party’s schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services, or (iv) make or change any material tax election, settle or compromise any material tax liability or file any amended tax return.

ARTICLE V

Conditions Precedent to TCLN’s Performance

5.1

Conditions. TCLN’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article V.  TCLN may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by TCLN of any other condition of or any of TCLN’s other rights or remedies, at law or in equity, if QUTURE shall be in default of any of its representations, warranties or covenants under this Agreement.

5.2

Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by QUTURE in this Agreement or in any written statement that shall be delivered to TCLN by QUTURE under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

5.3

Performance. QUTURE shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

5.4

Absence of Litigation. No action, suit or proceeding, including injunctive actions, before any court or any governmental body or authority, pertaining to the Transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against QUTURE on or before the Closing Date.

5.5

No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of QUTURE, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations

5.6

Officer’s Certificate. QUTURE shall have delivered to TCLN a certificate dated the Closing Date signed by the Chief Executive Officer of QUTURE certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article II are true and correct as of the Closing Date.

5.7.

Other Items.

(a)

TCLN shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as TCLN may reasonably request.

(b)

Complete and satisfactory due diligence review of QUTURE by TCLN.

(c)

Approval of the Transaction by the QUTURE Board and the QUTURE Security Holders.

(d)

Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from QUTURE’s lenders, creditors, vendors and lessors.

ARTICLE VI

Conditions Precedent to QUTURE’s Performance

6.1

Conditions. QUTURE’s obligations hereunder shall be subject to the satisfaction at or before the Closing Date of all the conditions set forth in this Article VI. QUTURE may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by QUTURE of any other condition of or any of QUTURE’s rights or remedies, at law or in equity, if TCLN shall be in default of any of its representations, warranties or covenants under this Agreement.

6.2

Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by TCLN in this Agreement or in any written statement that shall be delivered to QUTURE by TCLN under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

6.3

Performance. TCLN shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

6.4

Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the Transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against TCLN on or before the Closing Date.

6.5

No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of TCLN and its Subsidiaries, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations.

6.6

Officer’s Certificate. TCLN shall have delivered to QUTURE a certificate dated the Closing Date signed by the Chief Executive Officer of TCLN certifying that each of the conditions specified in this Article has been fulfilled and that all of the representations set forth in Article III are true and correct as of the Closing Date.

6.7

Payment of Liabilities. On or before the Closing Date, TCLN shall have paid all outstanding obligations and liabilities of TCLN through the Closing Date, including obligations created subsequent to the execution of this Agreement, except the liabilities as the Parties may agree that would survive the Closing as disclosed on Exhibit 6.7.

6.8

Officers of TCLN. On the Closing Date, the Board of Directors of TCLN shall elect the Officers of TCLN to be as follows:

Name	Position
G. Landon Feazell	Chief Executive Officer and President
Geoffrey L. Feazell	Treasurer and Secretary

6.9

Other Items.

(a)

QUTURE shall have received a stockholder list of TCLN containing the name, address, and number of shares held by each TCLN stockholder as of the date of Closing certified by an executive officer of TCLN as being true, complete, and accurate by TCLN transfer agent.

(b)

shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as QUTURE may reasonably request.

(c)

Complete and satisfactory due diligence review of TCLN by QUTURE

(d)

Approval of the Transaction by the TCLN Board and the stockholders of TCLN.

(e)

There shall have been no material adverse changes in TCLN, financial or otherwise.

(f)

There shall be no TCLN Common Stock Equivalents outstanding as of immediately prior to the Closing.  For purposes of the foregoing, “TCLN Common Stock Equivalents” shall mean any subscriptions, warrants, options or other rights or commitments of any character to subscribe for or purchase from TCLN, or obligating TCLN to issue, any shares of any class of the capital stock of TCLN or any securities convertible into or exchangeable for such shares.

(g)

Any necessary third-party consents shall be obtained prior to Closing, including but not limited to consents necessary from TCLN’s lenders, creditors; vendors, and lessors.

ARTICLE VII

Covenants Subsequent to the Closing Date

7.1

Registration and Listing. Following the Closing Date, TCLN shall use its best efforts to continue TCLN’s common stock quotation on the Electronic Quotation Board.

7.2

Split of TCLN.  As soon as practicable following the Closing Date, the Board of Directors of TCLN shall take appropriate steps to effectuate a reverse split on a 1 for 5 basis (the “Split”) by filing an Amendment to its Articles of Incorporation with the Secretary of State of Nevada.

7.3

Subsidiary Spinoff.  Pursuant to an asset divestiture agreement, the Subsidiaries listed in Exhibit 3.3 shall be spun out by TCLN in exchange for the assumption by the acquirer of any and all liabilities associated therewith.

ARTICLE VIII

Miscellaneous

8.1

Captions and Headings. The Article and Section headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

8.2

No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

8.3

Non-Waiver. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions.  No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

8.4

Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

8.5

Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

8.6

Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Nevada.  Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association’s commercial rules then in effect. The arbitration will be conducted in New York, New York. The decision of the arbitrator will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

8.7

Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.8

Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

TCLN:

Techs Loanstar, Inc.

319 Clematis Street, Suite 703

West Palm Beach, FL.  33401

Attn:  Henry Fong, Chief Executive Officer

QUTURE:

Quture, Inc.

6296 South Ridgewood Ave.

Port Orange, FL.  32127

Attn:  G. Landon Feazell, Chief Executive Officer

8.9

Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

8.10

Attorney’s Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein

8.11

Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.12

Confidentiality.  TCLN, on the one hand, and QUTURE and the QUTURE SECURITY HOLDERS, on the other hand, will keep confidential all information and materials regarding the other Party designated by such Party as confidential.  The provisions of this Section 8.12 shall not apply to any information which is or shall become part of the public domain through no fault of the Party subject to the obligation from a third party with a right to disclose such information free of obligation of confidentiality. TCLN and QUTURE agree that no public disclosure will be made by either Party of the existence of the Transaction or the letter of intent or any of its terms without first advising the other Party and obtaining its prior written consent to the proposed disclosure, unless such disclosure is required by law, regulation or stock exchange rule.

8.13

Expenses.  Except as otherwise set forth herein, each party shall bear its own costs and expenses associated with the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, all costs and expenses incurred by TCLN and QUTURE after the Closing shall be borne by the surviving entity.  After the Closing, the costs and expenses of the QUTURE  Security Holders shall be borne by the QUTURE  Security Holders.

8.14

Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the Transaction described herein.

8.15

Announcements.  The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement.

8.16

Expenses. Each party will bear their own expenses, including any broker’s or finder’s fees and the expenses of their representatives, if any, and legal fees incurred at any time in connection with this Agreement.

8.17

Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing providing for in it, shall survive the Closing Date.

8.18

Exhibits. As of the execution hereof, the parties have provided each other with the exhibits described herein.  Any material changes to the exhibits shall be immediately disclosed to the other party.

8.19

Termination, Amendment and Waiver.

(a)

Termination.  This Agreement may be terminated at any time prior to the Closing Date:

(1)

By mutual written consent of QUTURE and TCLN;

(2)

By either QUTURE or TCLN;

(i)

If any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement; or

(ii)

If the Transaction shall not have been consummated on or before September 1, 2011.

(3)

By QUTURE, if TCLN breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement; and

(4)

By TCLN, if QUTURE breaches any of its representations or warranties hereof or fails to perform in any material respect any of its covenants, agreements or obligations under this Agreement.

(b)

Effect of Termination.  In the event of termination of this Agreement by either TCLN or QUTURE, as provided herein, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of QUTURE or TCLN.

(c)

Extension; Waiver.  At any time prior to the Closing Date, the parties may, to the extent legally allowed, (a) extend the time for the performance of any of the obligation of the other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(d)

Procedure for Termination, Amendment, Extension or Waiver.  A termination of this Agreement, an amendment of this Agreement or an extension or waiver shall, in order to be effective, require in the case of QUTURE or TCLN, action by its respective Board of Directors.

IN WITNESS WHEREOF, the parties have executed this Agreement Concerning the Exchange of Securities on the date indicated above.

TECHS LOANSTAR, INC.

QUTURE, INC.

By: /s/ Henry Fong

By: /s/ G. Landon Feazell

       Henry Fong,

       G. Landon Feazell,

       Chief Executive Officer

       Chief Executive Officer

QUTURE, INC. SECURITY HOLDERS:

STARSLIDE GLOBAL HOLDINGS, LLC

By: /s/ G. Landon Feazell

      Name: G. Landon Feazell

      Title: Managing Member

EXHIBIT 1.1

SCHEDULE OF QUTURE SECURITY HOLDERS

AND

ALLOCATION OF TCLN SHARES

EXHIBIT 1.2

QUTURE’S SHAREHOLDER CONSENT

The undersigned, being the holders of a majority of the issued and outstanding shares of common stock of Quture, Inc., a Nevada corporation (the “Company”), pursuant to the Nevada Revised Statutes, do hereby approve and adopt the following resolutions as though adopted at a special meeting of the Company’s stockholders duly called and held:

WHEREAS, the board of directors of the Company approved the Agreement Concerning the Exchange of Securities By and Among Techs Loanstar, Inc. (“Techs”) and the Company (“Exchange Agreement”) as set forth on Exhibit A hereto whereby securities of the Company would be exchanged for shares of Techs (the “Exchange”).

RESOLVED, that the Exchange with Techs is hereby approved under the terms set forth in the Exchange Agreement, subject to any changes, modifications, amendments, and supplements as the executive officers of the Company, or any of them, deem necessary or appropriate.

RESOLVED, that the Company’s officers, or any of them, are hereby authorized in their discretion to take any and all actions as they deem necessary, advisable or appropriate in order to effectuate the Exchange, including, without limitation, executing and delivering such agreements, instruments and documents contemplated by the Exchange Agreement, and performing the obligations of the Company thereunder, including, without limitation, abandoning the Exchange at any time the chief executive officer of the Company deems appropriate; and

RESOLVED, that this written consent may be signed in counterparts, all of which taken together shall constitute one and the same instrument; and signatures to this written consent may be delivered by facsimile and other electronic means.

The undersigned is signing this written consent on the date set forth below.

STOCKHOLDER:

IF AN INDIVIDUAL:	IF AN ENTITY:

Print Name:	By:

Date:	Print Name:

Title:

Date:

EXHIBIT 2.4

FINANCIAL STATEMENTS OF QUTURE

EXHIBIT 3.3 SUBSIDIARIES

1.

ZENZUU USA, INC., A NEVADA CORPORATION,

2.

CONTEST PARTNERS, INC.

EXHIBIT 3.5

FINANCIAL STATEMENTS OF TCLN

EXHIBIT 6.7

LIABILITIES SURVIVING THE CLOSING